UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2006

EVANS & SUTHERLAND COMPUTER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Utah

(State or Other Jurisdiction of Incorporation)

001-14677	87-0278175
(Commission File Number)	(IRS Employer Identification No.)

770 Komas Dr, Salt Lake City, Utah	84108
(Address of Principal Executive Offices)	(Zip Code)

801-588-1000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  On May 26, 2006, Evans & Sutherland Computer Corporation (the “Company”) completed the sale of substantially all of the assets and certain liabilities of its commercial and military simulation businesses and related service and support operations (collectively, the “Simulation Business”) to certain subsidiaries of Rockwell Collins, Inc. On June 1, 2006, the Company filed a Current Report on Form 8-K reporting its disposition of the Simulation Business, and in response to item 9.01(b) reported that it expected to file the required pro forma financial information not later than 71 days after the date such Form 8-K was required to be filed, as permitted by the instructions to such item. This amendment is to file such pro forma financial information.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(b) Pro Forma Financial Information

See Exhibit 99.1 for unaudited pro forma financial information giving effect to the sale of the Simulation Business, which is incorporated herein by reference.

(c) Exhibits

Exhibit Number	Description

99.1	Pro Forma Financial Information of Evans & Sutherland Computer Corporation giving effect to the sale of the Simulation Business, May 26, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 11, 2006

EVANS & SUTHERLAND COMPUTER CORPORATION

/s/ LANCE SESSIONS
Lance Sessions
Acting Chief Financial Officer and Corporate Secretary

Exhibit Index

Exhibit
Number	Description

99.1	Pro Forma Financial Information of Evans & Sutherland Computer Corporation giving effect to the sale of the Simulation Business, May 26, 2006.